Exhibit B

                             JOINT FILING AGREEMENT

            This Agreement is filed as an exhibit to Schedule 13G being filed by Potomac Capital Management LLC, Potomac Capital Management II LLC, Potomac Capital Management Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.

Dated February 27, 2009

                                          POTOMAC CAPITAL MANAGEMENT LLC
                                          By:   /s/ Paul J. Solit
                                                --------------------------------
                                                Paul J. Solit, Managing Member

                                          POTOMAC CAPITAL MANAGEMENT INC.
                                          By:   /s/ Paul J. Solit
                                                --------------------------------
                                                Paul J. Solit, President

                                          POTOMAC CAPITAL MANAGEMENT II LLC
                                          By:   /s/ Paul J. Solit
                                                --------------------------------
                                                Paul J. Solit, Managing Member

                                          PAUL J. SOLIT
                                          By:   /s/ Paul J. Solit
                                                --------------------------------
                                                Paul J. Solit